Exhibit 21.1

LIST OF SUBSIDIARIES OF CONSTELLIUM N.V.

(including those as of 31 December 2014 and Wise entities)

Name	Jurisdiction of Incorporation

Constellium Holdco II B.V.	Netherlands

Constellium US Holdings I, LLC	Delaware

Constellium Rolled Products Ravenswood, LLC	Delaware

Constellium Extrusions Levice s.r.o.	Slovak Republic

Constellium France Holdco	France

Constellium Extrusions Decin s.r.o.	Czech Republic

Constellium Germany Holdco GmbH & Co. KG	Germany

Constellium Germany Verwaltungs GmbH	Germany

Constellium Switzerland AG	Switzerland

Constellium Engley (Changchun) Automotive Structures Co Ltd.	China

Constellium Valais SA	Switzerland

Constellium UK Limited	United Kingdom

Constellium South East Asia	Singapore

Constellium China	China

Constellium Deutschland GmbH	Germany

Constellium Singen GmbH	Germany

Constellium US Holdings II, LLC	Delaware

Constellium Automotive USA, LLC	Delaware

Constellium Property and Equipment Company, LLC	Delaware

Constellium Ussel	France

C-TEC Constellium Technology Center (formerly known as Constellium CRV)	France

Constellium France (renamed into Constellium Issoire on 31 March 2015)	France

Constellium Finance	France

Constellium Japan KK	Japan

Constellium Extrusions France	France

Constellium Aviatube (renamed into Constellium Montreuil Juigné on 16 March 2015)	France

Constellium Extrusions Deutschland GmbH	Germany

Constellium Extrusions Landau GmbH	Germany

Constellium Extrusions Burg GmbH	Germany

Engineered Products International SAS	France

Alcan International Network Portugal	Portugal

Alcan International Network S.A. Pty Ltd.	South Africa

Constellium Italy S.p.A.	Italy

Alcan International Network (Thailand) Co. Ltd.	Thailand

Alcan International Network México S.A. de C.V.	Mexico

Quiver Ventures LLC	Delaware

Constellium Holdco III B.V.	Netherlands

Constellium France II (renamed into Constellium Aviatube on 16 March 2015)	France

Constellium France III	France

Constellium Paris	France

Constellium Neuf Brisach	France

Constellium W	France

Wise Metals Intermediate Holdings LLC	Delaware

Wise Holdings Finance Corporation	Delaware

Wise Metals Group LLC	Delaware

Alabama Electric Motor Services, LLC	Delaware

Listerhill Total Maintenance Center LLC	Delaware

Wise Alloys LLC	Delaware

Wise Alloys Finance Corporation	Delaware

Wise Alloys Funding LLC	Delaware